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                                                                     Exhibit 4.7



                             DECORA INDUSTRIES, INC.

                                  $112,750,000

                        11% Senior Secured Notes due 2005


                          REGISTRATION RIGHTS AGREEMENT


                                                                  April 29, 1998

Lazard Freres & Co. LLC
30 Rockefeller Plaza
New York, New York 10020

Ladies and Gentlemen:

               Decora Industries, Inc., a Delaware corporation (the "Issuer"), proposes to issue and sell to Lazard Freres & Co. LLC (the "Initial Purchaser"), upon the terms set forth in a purchase agreement dated April 24, 1998 (the "Purchase Agreement"), $112,750,000 aggregate principal amount of its 11% Senior Secured Notes due 2005 (the "Notes") to be unconditionally guaranteed on a senior basis by Decora, Incorporated, a Delaware corporation and a wholly owned subsidiary of the Issuer (together with its successors, "Decora"), and any other future guarantors of the Notes under the Indenture (as defined) (collectively, the "Guarantors"). The Issuer and the Guarantors are collectively referred to herein as the "Company," and the obligations of the Company in this Agreement are joint and several obligations of the Issuer and the Guarantors. The Notes will be issued pursuant to an Indenture, dated as of April 29, 1998 (the "Indenture") among the Issuer, the Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). As an inducement to the Initial Purchaser, the Company agrees with the Initial Purchaser, for the benefit of the holders of the Notes (including the Initial Purchaser), the Exchange Notes (as defined below) and the Private Exchange Notes (as defined below) (collectively, the "Holders"), as follows:

               1. Exchange Offers. The Company shall, at its cost, prepare and, not later than 75 days after (or if the 75th

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day is not a business day, the first business day thereafter) the date of original issue of the Notes (the "Issue Date"), file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Exchange Offer Registration Statement") on Form S-4 or another appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to a proposed offer (the "Exchange Offer") to the Holders of Transfer Restricted Notes (as defined in Section 6 hereof), who are not prohibited by any law or public policy (including, without limitation, rules, regulations, pronouncements and published interpretations of the Commission) from participating in the Exchange Offer, to issue and deliver to such Holders, in exchange for the Notes, a like aggregate principal amount of debt securities (the "Exchange Notes") of the Issuer issued under the Indenture and identical in all material respects to the Notes (except for the transfer restrictions and rights to future registration under the Securities Act relating to the Notes). The Company shall use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective under the Securities Act within 150 days (or if the 150th day is not a business day, the first business day thereafter) after the Issue Date and shall keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Exchange Offer is mailed to the Holders (such period being called the "Exchange Offer Period").

               The Company and the Initial Purchaser acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a "Participating Broker-Dealer") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

               The Company and the Initial Purchaser also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their pro-


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spectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

               In light of the foregoing, the Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein, in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Notes; provided, however, that such period shall end at the earlier of the first anniversary of the consummation of the Exchange Offer and the date on which all Participating Broker-Dealers and the Initial Purchaser have sold all Exchange Notes held by them (unless such period is extended pursuant to Section 3(j) below).

               If, upon consummation of the Exchange Offer, the Initial Purchaser holds Notes acquired by it as part of its initial distribution, the Company, simultaneously with the delivery of the Exchange Notes pursuant to the Exchange Offer, shall issue and deliver to the Initial Purchaser upon the written request of such Initial Purchaser, in exchange (the "Private Exchange") for the Notes held by the Initial Purchaser, a like principal amount of debt securities of the Company issued under the Indenture and identical in all material respects (including the existence of restrictions on transfer under the Securities Act and the securities laws of the several states of the United States) to the Notes (the "Private Exchange Notes"). The Notes, the Exchange Notes and the Private Exchange Notes are hereinafter collectively called the "Notes."

               In connection with the Exchange Offer, the Company shall:

                     (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                     (b) keep the Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice of the commencement thereof is mailed to the Holders;


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                     (c) utilize the services of a depositary for the Exchange
         Offer with an address in the Borough of Manhattan, The City of New York, which may be the Trustee or an affiliate of the Trustee;

                     (d) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

                     (e) otherwise comply with all applicable laws.

               As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company shall;

                     (x) accept for exchange all the Notes validly tendered and not withdrawn pursuant to the Exchange Offer and the Private Exchange;

                     (y) deliver to the Trustee for cancellation all the Notes so accepted for exchange; and

                     (z) cause the Trustee to authenticate and deliver promptly to each Holder of the Notes in accordance with a letter of transmittal received from each such Holder, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

               The Indenture will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that all the Notes will vote and consent together on all matters as one class (to the extent such Notes are entitled to vote and consent) and that none of the Notes will have the right to vote or consent as a class separate from one another on any matter.

               Interest on each Exchange Note and Private Exchange Note issued pursuant to the Exchange Offer and in the Private Exchange will accrue from the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes.

               Each Holder participating in the Exchange Offer shall be required to represent to the Company in the letter of transmittal that at the time of the consummation of the Exchange Of-

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fer (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Notes or the Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or if it is such an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, directly or indirectly, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes.

               Notwithstanding any other provisions hereof, the Company will ensure that (i) any Exchange Offer Registration Statement and any amendment thereto and any prospectus forming part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Exchange Offer Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any prospectus forming part of any Exchange Offer Registration Statement, and any supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               2. Shelf Registration. If, (i) because of any change in law or public policy (including, without limitation, rules, regulations, pronouncements and published interpretations by the Commission), the Company is not permitted to effect the Exchange Offer, as contemplated by Section 1 hereof, (ii) the Exchange Offer is not consummated within 180 days of the Issue Date, (iii) the Initial Purchaser so requests with respect to Notes not eligible to be exchanged by it for Exchange Notes in the Exchange Offer or with respect to the Private Exchange Notes and, in each case, held by it following consummation of the Exchange Offer or (iv) any Holder (other than a Participating Broker-Dealer or an affiliate) is not eligible to participate in the Exchange Offer or, in the case of


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any Holder (other than a Participating Broker-Dealer or an affiliate) that participates in the Exchange Offer, such Holder does not receive freely tradable Exchange Notes on the date of the exchange, the Company shall take the following actions:

                     (a) The Company shall, at its cost, as promptly as practicable file with the Commission and thereafter shall use its reasonable best efforts to cause to be declared effective, not later than the 90th day after the earliest of the events described in clauses
         (i), (iii) or (iv) occurs and not later than the 30th day after the event described in clause (ii) (such 90th day or 30th day the "Shelf Effective Date")a registration statement (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, a "Registration Statement") on Form S-1 or another appropriate form under the Securities Act relating to the offer and sale of the Transfer Restricted Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Shelf Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder.

                     (b) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Holders of the relevant Notes, for a period of two years (or for such longer period if extended pursuant to Section 3(j) below) from the Issue Date or such shorter period that will terminate when all the Notes covered by the Shelf Registration Statement (i) have been sold pursuant thereto or (ii) are eligible for sale pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144 (or any successor provision) under the Securities Act. The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes during that period, unless such action is (i) required by applicable law or (ii) pursuant to Section 2(c) hereof, and,


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         in either case, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

                     (c) The Company may suspend the use of the prospectus related to the Shelf Registration Statement for a period not to exceed 45 days in any 90-day period or four periods not to exceed an aggregate of 90 days in any 12-month period for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, public filings with the Commission, pending corporate developments and similar events.

                     (d) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3. Registration Procedures. In connection with any Shelf Registration contemplated by Section 2 hereof and, to the extent applicable, any Exchange Offer contemplated by Section 1 hereof, the following provisions shall apply:

                     (a) The Company shall (i) furnish to each Initial Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and, in the event that an Initial Purchaser (with respect to any portion of an unsold allotment from the original offering) is participating in the Exchange Offer or the Shelf Registration Statement, shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as such Initial Purchaser reasonably may propose; (ii) if requested by an Initial Purchaser, include the information required by Items 507 or 508 of Regulation S-K under the Securities Act, as applicable, in the prospectus forming a part of the Ex-


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         change Offer Registration Statement; (iii) include within the prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchaser, which shall contain a summary statement of the positions taken or policies made by the staff of the Commission with respect to the potential "underwriter" status of a Participating Broker-Dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such Participating Broker-Dealer in the Exchange Offer, whether such positions or policies have been publicly disseminated by the staff of the Commission or such positions or policies, in the reasonable judgment of the Initial Purchaser based upon advice of counsel (which may be in-house counsel) and consultation with Company counsel, represent the prevailing views of the staff of the Commission; and (iv) in the case of a Shelf Registration Statement, include the names of the Holders who propose to sell Notes pursuant to the Shelf Registration Statement as selling securityholders, the amount of Notes owned by each such Holder and the amount of Notes to be sold by each such Holder.

                     (b) The Company shall give written notice to the Initial Purchaser, the Holders of the Notes and any Participating Broker-Dealer from whom the Company (in the case of a Shelf Registration) has received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer (which notice pursuant to clauses
         (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                              (i) when the Registration Statement or any
               amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                              (ii) of any request by the Commission for
               amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                              (iii) of the issuance by the Commission of any
               stop order suspending the effectiveness of


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               the Registration Statement or the initiation of any proceedings for that purpose;

                              (iv) of the receipt by the Company or its legal
               counsel of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                              (v) of the happening of any event that requires
               the Company to make changes in the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

               (c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

               (d) The Company shall furnish to each Holder of Notes included within the coverage of the Shelf Registration, without charge, at least one copy of the effective Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

               (e) The Company shall deliver to each Participating Broker-Dealer and the Initial Purchaser, and to any other Holder who so requests, without charge, at least one copy of the effective Exchange Offer Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Initial Purchaser or any such Holder requests, all exhibits thereto (including those incorporated by reference).

               (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Notes included within the coverage of the Shelf Registration, without


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         charge, as many copies of the prospectus (including each preliminary prospectus) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Notes in connection with the offering and sale of the Notes covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

                     (g) The Company shall deliver to the Initial Purchaser, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Exchange Offer, without charge, as many copies of the final prospectus included in the Exchange Offer Registration Statement and any amendment or supplement thereto as such persons may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by the Initial Purchaser, if necessary, any Participating Broker-Dealer and such other persons required to deliver a prospectus following the Exchange Offer in connection with the offering and sale of the Exchange Notes covered by the prospectus, or any amendment or supplement thereto, included in such Exchange Offer Registration Statement.

                     (h) Prior to any public offering of the Notes pursuant to any Registration Statement, the Company shall register or qualify or cooperate with the Holders of the Notes included therein and their respective counsel in connection with the registration or qualification of the Notes for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Notes reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Notes covered by such Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.


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                     (i) The Company shall cooperate with the Holders of the
         Notes to facilitate the timely preparation and delivery of certificates representing the Notes to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to confirmation of sales of the Notes pursuant to such Registration Statement.

                     (j) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders of the Notes or purchasers of Notes, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Initial Purchaser, the Holders of the Notes and any known Participating Broker-Dealer in accordance with paragraphs (ii) through (v) of Section 3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Initial Purchaser, the Holders of the Notes and any such Participating Broker-Dealers shall promptly suspend use of such prospectus, and the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 1 above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Initial Purchaser, the Holders of the Notes and any known Participating Broker-Dealer shall have received such amended or supplemented prospectus pursuant to this Section 3(j).

                     (k) Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, and provide the applicable trustee with printed certificates for the Notes, the Exchange Notes or the Private Exchange Notes, as the case may be, in a form eligible for deposit with The Depository Trust Company.


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                                      -12-


                     (l) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Exchange Offer or the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of a 12-month period (or 180 days, if such period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

                     (m) The Company shall cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended, in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

                     (n) The Company may require each Holder of Notes to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Notes as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Notes of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

                     (o) The Company shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other action, if any, as any Holder of the Notes shall reasonably request in order to facilitate the disposition of the Notes pursuant to any Shelf Registration.

                     (p) in the case of any Shelf Registration, the Company shall (i) make reasonably available for inspection by the Holders of the Notes, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by the Holders of the Notes or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Notes or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchaser by you and on behalf of the other parties, by one counsel designated by and on behalf of such other parties as described in
         Section 4 hereof.

                     (q) In the case of any Shelf Registration, the Company, if requested by any Holder of Notes covered thereby, shall cause (i) its and its Subsidiaries' respective counsel to deliver opinions and updates thereof relating to the Notes in customary form addressed to such Holders and the managing underwriters, if any, thereof and dated the effective date of such Shelf Registration Statement or of the most recent post-effective amendment thereto (it being agreed that the matters to be covered by such opinions shall include the due incorporation and good standing of the Issuer and its Subsidiaries; the qualification of the Issuer and its Subsidiaries to transact business as foreign corporations; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(o) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Notes; the absence of material legal or governmental proceedings involving the Issuer and its Subsidiaries; the absence of governmental approvals required to be obtained in connection with the Shelf Registration Statement, the offering and sale of the applicable Notes, or any agreement of the type referred to in Section 3(o) hereof; the compliance as to form of such Shelf Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, negative assurance as to the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act) (such negative assurance to be substantially in the form delivered to the Initial Purchaser in connection with the original issuance and sale of the Notes)); (ii) its officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any underwriters of the applicable Notes and (iii) its independent public accountants to provide to the selling Holders of the applicable Notes and any underwriter therefor a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

                     (r) In the case of the Exchange Offer, if requested by the Initial Purchaser or any known Participating Broker-Dealer, the Company shall, at the time of the consummation of such Exchange Offer, cause
         (i) its counsel to deliver to the Initial Purchaser or such Participating Broker-Dealer a signed opinion in the form set forth in
         Section 7(a) of the Purchase Agreement with such changes as are customary in connection with the preparation of a Registration Statement and (ii) its independent public accountants to deliver to such Initial Purchaser or such Participating Broker-Dealer a comfort letter, in customary form, meeting the requirements as to the substance thereof as set forth in Section 7(d) of the Purchase Agreement, with appropriate date changes.

                     (s) If a Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company shall mark, or cause to be marked, on the Notes so exchanged that such Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; in no event shall the Notes be marked as paid or otherwise satisfied.

                     (t) The Company shall use its best efforts to (a) if the Notes have theretofore been rated by a nationally recognized statistical rating organization, confirm that the Notes covered by a Registration Statement shall be so rated on the date such Registration Statement becomes effective, or (b) if the Notes were not previously rated, cause the Notes covered by a Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in aggregate principal amount of Notes covered by such Registration Statement, or by the managing underwriters, if any.

                     (u) In the event that any broker-dealer registered under the Exchange Act shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of such Rules, including (i) if Rule 2720 thereto shall so require, engaging a "qualified independent underwriter" (as defined in Rule
         2720) to participate in the preparation of the Registration Statement relating to such Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Notes, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Conduct Rules of the NASD.

                     (v) The Company shall use its best efforts to take all other steps necessary to effect the registra-tion of the Notes covered by a Registration Statement contemplated hereby.

               4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 1 through 3 hereof (including the reasonable fees and expenses, if any, of Cahill Gordon & Reindel, counsel for the Initial Purchaser, incurred in connection with the Exchange Offer), whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, and, in the event of a Shelf Registration, shall bear or reimburse the Holders of the Notes covered thereby for the reasonable fees and disbursements of one firm of counsel designated by the Holders of a majority in principal amount of the Notes covered thereby to act as counsel for the Holders of the Notes in connection therewith.

               5. Indemnification. (a) The Company agrees to indemnify and hold harmless each Holder of the Notes (including the Initial Purchaser), any Participating Broker-Dealer and each person, if any, who controls such Holder or such Participating Broker-Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each Holder, any Participating Broker-Dealer and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including any losses, claims, damages, liabilities or actions relating to purchases and sales of the Notes) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus relating to any Shelf Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Indemnified Party from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that a prospectus relating to such Notes was required to be delivered by such Holder or Participating Broker-Dealer under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder or Participating Broker-Dealer results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Notes to such person, a copy of the final prospectus if the Issuer had previously furnished copies thereof to such Indemnified Party and such final prospectus corrected such untrue statement or omission; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party. The Company shall also indemnify underwriters, their officers and directors and each person who controls such underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Notes and shall, if requested by such Holders, enter into an underwriting agreement reflecting such agreement, as provided in Section 3(o) hereof.

               (b) Each Holder of the Notes, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to a Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling persons.

               (c) Promptly after receipt by an indemnified party under this
Section 5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, promptly notify the indemnifying party of the commencement thereof; but the failure so to notify the indemnifying party will not, in any event, (i) relieve the indemnifying party from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantive rights and defenses and (ii) relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (and local counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

               (d) In the event that the indemnity provided in paragraph (a) or
(b) of this Section 5 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the sale of the Notes pursuant to the Purchase Agreement and the Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, which resulted in such Losses; provided, however, that in no case shall the Initial Purchaser or any subsequent Holder of any Note be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, as set forth in
Section 2 of the Purchase Agreement, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, which resulted in such Losses. If the alloca-tion provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the sale of the Notes pursuant to the Purchase Agreement (before deducting expenses) as set forth in the "The Transactions and Use of Proceeds" section of the Offering Memorandum dated the date of the Purchase Agreement relating to the Notes. Benefits received by the Initial Purchaser shall be deemed to be equal to the total purchase discounts and commissions as set forth in Section 3 of the Purchase Agreement and any benefits received by any other Holders shall be deemed to be equal to the value of the Notes owned by such Holders and registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the prospectus forming a part of the Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Shelf Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

               (e) The agreements contained in this Section 5 shall survive the sale of the Notes pursuant to a Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

               6. Liquidated Damages Under Certain Circumstances. (a) Liquidated Damages ("Liquidated Damages") with respect to the Notes shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below a "Registration Default," and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"):

                              (i) If within 75 days of the Issue Date, the
               Exchange Offer Registration Statement has not been filed with the Commission;

                              (ii) If within 150 days after the Issue Date, the
               Exchange Offer Registration Statement is not declared effective under the Securities Act by the Commission;

                              (iii) If within 180 days of the Issue Date, the
               Exchange Offer is not consummated and;

                              (iv) If the Shelf Registration Statement (if
               required) has not been declared effective by the Shelf Effectiveness Date;

                              (v) If after either the Exchange Offer
               Registration Statement or the Shelf Registration Statement is declared effective (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the related prospectus ceases to be usable (except as permitted in paragraph (b) of this Section 6) in connection with resales of Transfer Restricted Notes during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

         Liquidated Damages shall accrue on the Transfer Restricted Notes over and above the interest set forth in the title of the Transfer Restricted Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a per annum rate of 0.50% for the first 90 days of the Registration Default Period, at a per annum rate of 1.00% for the second 90 days of the Registration Default Period and at a per annum rate of 1.50% thereafter for the remaining portion of the Registration Default Period. Notice of any such Registration Default or its cure shall be given by the Issuer to the Trustee as soon as practicable following the occurrence of any such event. Liquidated Damages are payable in addition to any other interest payable from time to time with respect to the Transfer Restricted Notes.

                  (b) A Registration Default referred to in Section 6(a)(v)(B) shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited or interim financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus, (y) the Company having issued information to its shareholders, including financial statements or other information not already contained in such Shelf Registration Statement, and as a result being subject to Section 3-19(f) of Regulation S-X under the Securities Act or (z) the existence or occurrence of other material events with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y) or (z), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a continuous period in excess of 45 days (or 10 business days in the event of a Registration Default under clause (y)), Liquidated Damages shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

                  (c) Any amounts of Liquidated Damages due pursuant to clause
         (a)(i), (a)(ii), (a)(iii) or (a)(iv) of Section 6 above will be payable in cash on the regular interest payment dates with respect to the Transfer Restricted Notes. The amount of Liquidated Damages will be determined by multiplying the Liquidated Damages rate by the principal amount of the Transfer Restricted Notes, multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

                  (d) "Transfer Restricted Notes" means each Note until (i) the date on which such Note has been exchanged by a person other than a broker-dealer for a freely transferable Exchange Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of such Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement,
         (iii) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act or is freely tradable pursuant to Rule 144(k) under the Securities Act.

               7. Rules 144 and 144A. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Transfer Restricted Notes, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder of Transfer Restricted Notes may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Notes without registration under the Securities Act within the limi-tation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Notes identified to the Company by the Initial Purchaser upon request. Upon the request of any Holder of Transfer Restricted Notes, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 7 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

               8. Underwritten Registrations. If any of the Transfer Restricted Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering ("Managing Underwriters") will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Notes to be included in such offering.

               No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Notes on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

               9. Miscellaneous.

               (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company, the Initial Purchaser (if affected by such amendment, modification, supplement, waiver or consents) and the written consent of the Holders at the time of a majority in principal amount of the Notes affected by such amendment, modification, supplement, waivers or consents.

               (b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

                  (1) if to a Holder of the Notes, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 9(b), which address initially is, with respect to each Holder, the address of such Holder to which confirmation of the sale of the Notes to such Holder was first sent by the Initial Purchaser.

                  (2) if to the Initial Purchaser, at the following address:

                      Lazard Freres & Co. LLC
                      30 Rockefeller Plaza
                      New York, NY 10020
                      Attention:  Donald A. Wagner

                  (3) if to the Company, at the address as follows:

                      Decora Industries, Inc.
                      1 Mill Street
                      Fort Edward, New York  12828-1727
                      Attention:  Timothy N. Burditt

                      with a copy to:

                      Miller & Holguin
                      1801 Century Park East, Seventh Floor
                      Los Angeles, California  90067
                      Attention:  Lisa Hamilton Klein, Esq.

               All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

               (c) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

               (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Notes. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Notes and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

               (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED By, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

               (h) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (i) Notes Held by the Company. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes is required hereunder, Notes held by the Company or its affiliates (other than subsequent Holders of Notes if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (j) Submission to Jurisdiction. To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any federal or state court in the City, County and State of New York, United States of America, in any suit or proceeding based on or arising under this Agreement, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably and fully waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company agrees that service of process upon it by prepaid registered first-class mail at its address set forth above for notices, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of any Holder or any person controlling such Holder to serve process in any other manner permitted by law.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser and the Company in accordance with its terms.

                                       Very truly yours,

                                       DECORA INDUSTRIES, INC.


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


                                       DECORA, INCORPORATED


                                       By:
                                          --------------------------------------
                                           Name:
                                           Title:


The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written.

LAZARD FRERES & CO. LLC


By:
   --------------------------------
    Name:
    Title: